Exhibit 10.21

ADDENDUM 1 TO INTELLECTUAL PROPERTY LICENSE AND TRANSFER AGREEMENT

Parties:

STICHTING SYMBID IP FOUNDATION and

SYMBID HOLDING B.V.

5 December 2013 Executed version

CONTENTS

1.	Right to grant sublicenses	1
2.	Existing sublicenses	1
3.	Miscellaneous	1
4.	Governing law and jurisdiction	1

SCHEDULES

THE UNDERSIGNED:

I.

STICHTING SYMBID IP FOUNDATION, a foundation (stichting), incorporated under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, having its business address at Van Vollenhovenstraat 56 A 03, 3016BK Rotterdam, the Netherlands, registered in the Trade Register of the Chamber of Commerce under number 58919902 ("Symbid Foundation");

and

II.

SYMBID HOLDING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, having its business address at Van Vollenhovenstraat 56 A 03, 3016BK Rotterdam, the Netherlands, registered in the Trade Register of the Chamber of Commerce under number 58921575 ("Symbid Holding");

RECITALS:

A.

Symbid Foundation and Symbid Holding entered into an intellectual property license and transfer agreement dated 16 October 2013 ("Agreement");

B.

Pursuant to article 3 of the Agreement, Symbid Holding is entitled to grant sublicenses to use certain intellectual property rights and know-how to Affiliates (as defined in the Agreement);

C.

Symbid Holding has entered into an intellectual property sublicense and transfer agreement ("Sublicense Agreement") with Symbid B.V. ("Symbid BV") in accordance with article 3 of the Agreement;

D.

Symbid BV has granted various licenses to use certain intellectual property rights and know-how to parties other than Affiliates, as specified in Schedule 1 ("Third Party Sublicenses");

E.

Symbid Foundation and Symbid Holding wish to amend the Agreement (i) to enable Symbid Holding to also grant the sublicenses as referred to in Clause B above to parties other than Affiliates and (ii) to confirm Symbid Foundation's agreement with the Third Party Sublicenses already granted by Symbid BV to parties other than Affiliates, all as specified in this addendum ("Addendum").

IT IS HEREBY AGREED AS FOLLOWS:

1.

RIGHT TO GRANT SUBLICENSES

1.1.

In addition to the right to grant sublicenses to Affiliates already granted by Symbid Foundation to Symbid Holding in article 3.1 of the Agreement, Symbid Foundation hereby grants Symbid Holding the right to grant sublicenses to use the Symbid IP and the Symbid Know-How to other parties than Affiliates, subject to the terms of article 3.2 of the Agreement.

2.

EXISTING SUBLICENSES

2.1.

Symbid Foundation hereby provides its consent and agreement to Symbid Holding to provide consent and agreement to Symbid BV for the granting of the Third Party Sublicenses, as specified in Schedule 1.

3.

MISCELLANEOUS

3.1.

This Addendum shall be effective as of the Effective Date as defined in the Agreement.

3.2.

Other than as specified in this Addendum, the Agreement shall remain unchanged and in full force and effect.

4.

GOVERNING LAW AND JURISDICTION

4.1.

This Addendum is governed by and shall be construed in accordance with the laws of the Netherlands.

4.2.

Any dispute arising out of or in connection with this Addendum shall be submitted exclusively to the competent courts in Rotterdam, the Netherlands, notwithstanding the right of appeal.

- signature page to follow -

In witness whereof, agreed upon and signed in two (2) counterparts by:

Symbid Holding B.V. /s/ Maarten van der Sanden	Stichting Symbid IP Foundation /s/ Korstiaan Zandvliet
By: Sanden Beheer B.V.	By: Arena Amnis B.V.
By: Maarten van der Sanden	By: Korstiaan Zandvliet
Position: Managing Director	Position: Board member

Stichting Symbid IP Foundation /s/ Robin Slakhorst By: Gastropoda Equus B.V. By: Robin Slakhorst Position: Board Member

2